Exhibit 15.2

Consent of Jun He Law offices, PRC Counsel

April 26, 2012

CHINA SUNERGY CO., LTD.

No. 123 Focheng West Road

Jiangning Economic & Technical Development Zone,

Nanjing, Jiangsu 211100,

People’s Republic of China

Dear Sir or Madam:

We hereby consent to the references to us by CHINA SUNERGY CO., LTD. (“the Company”) under the heading “Risks Related to Doing Business in China” in the Annual Report on Form 20-F of the Company for the year ended December 31, 2011.

Yours faithfully,

For and on behalf of

/s/ JUN HE LAW OFFICES

JUN HE LAW OFFICES